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                                                                    EXHIBIT 23.3


         CONSENT OF PRICEWATERHOUSE COOPERS, LLP INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post Effective Amendment No. 2 Registration Statement on Form S-1/A of our report dated January 21, 2000, except as to Note 9 which is as of March 8, 2000, relating to the financial statements of Laser Link.Net, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Expert" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers, LLP




Philadelphia, Pennsylvania

November 14, 2000